EXHIBIT 10(v)(4)

 Cleco Corporation

Supplemental Executive Retirement Plan

Amended and Restated

Participation Agreement

                       The Compensation Committee of the Board of Directors of Cleco Corporation (the "Committee") having the responsibility to administer the Cleco Corporation Supplemental Executive Retirement Plan (the "Plan", as amended and restated effective January 1, 1996, and the responsibility thereunder to designate the participants in the Plan, previously designated R. O'Neal Chadwick, Jr. as a participant in the Plan, a copy of which is attached hereto and made a part hereof for all purposes.  The Chief Executive Officer of Cleco Corporation has approved this amendment and restatement of the Participation Agreement to provide for a shorter vesting period pursuant to Section 3.8 of the Plan.

            This designation of participation is contingent upon the Participant's agreement to be bound by and subject to the terms and conditions of participation stated below.

            1.         The Participant agrees to be bound by and to be subject to all the conditions and terms of the Plan and any rules or interpretations of the Plan adopted or promulgated thereunder by the Committee, and the Participant expressly acknowledges, agrees and consents to any interpretation and construction by the Committee of any provision of the Plan and the resolution by the Committee of any question or inquiry arising thereunder.

            2.         Pursuant to Section 3.8 of the Plan, the Participant shall become entitled to receive a benefit upon termination of employment prior to Early Retirement Age, notwithstanding the provisions set forth in Sections 3.1, 3.2, or 3.3 of the Plan, in accordance with the following Schedule:

                        Termination of Employment After:                     Percentage of Vested Benefit

                                    May 30, 2001                                                  20%

                                    May 30, 2002                                                  40%

                                    May 30, 2003                                                  60%

                                    May 30, 2004                                                  80%

                                    May 30, 2005                                                100%

            3.         The Participant acknowledges that, as a condition to eligibility for a benefit under the Plan, he will be required to meet the requirements of Section 3.7 of the Plan regarding the selection of a joint and 100% survivor annuity, if applicable.

            4.         The Participant acknowledges that, for purposes of determining his eligibility for a benefit under the plan, his initial date of service with the Company is May 30, 2000.

            5.         The Participant acknowledges that his right to a benefit under the Plan is contingent upon full disclosure of benefits arising with respect to employment by any prior employers as described in Section 2.12 of the Plan.  The Participant represents that the following is a complete list of all benefits that are defined as "Other Pension Benefits" in the Plan:

                        ___Entergy Corporation______________________________________

            6.         The participant acknowledges that his eligibility for a benefit under the Plan is contingent upon the provision to the Committee by the Participant, or any person claiming benefits through the Participant, of all information and data that is required by the Committee to determine the amount of the benefit properly payable under the Plan including, without limitation, such information as the Committee may require with respect to any "Other Pension Benefits".

                                                                                                                                        I hereby agree to the foregoing terms of participation in the Plan:

                                                                                                                                        /s/  R. O'Neal Chadwick, Jr.

                                                                                                                                        R. O'Neal Chadwick, Jr.

                                                                                                                                        November 12, 2003

                                                                                                                                        Date

                                                                                                                                       Cleco Corporation

                                                                                                                                        By:   /s/  David M. Eppler

                                                                                                                                                David M. Eppler

                                                                                                                                                President & Chief Executive Officer

                                                                                                                                        November 12, 2003                                   _

                                                                                                                                         Date